Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 7, 2021 in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-257999) and related Prospectus of Cognition Therapeutics, Inc. for the registration of shares of its common stock.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

August 20, 2021